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               Consent of Ernst & Young LLP, Independent Auditors

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses and "Financial Statements" in the Statement of Additional Information and to the incorporation by reference in this Post-Effective Amendment No. 45 to the Registration Statement (Form N-1A)(No. 2-60770) of Delaware Group Cash Reserve of our report dated May 3, 1999, included in the 1999 Annual Report to shareholders.




Philadelphia, Pennsylvania
December 13, 1999